As filed  with  the  Securities and Exchange Commission on September 24, 1997
                                                    Registration No. ___________

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                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                         ---------------------
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                         ---------------------

                       CHATEAU COMMUNITIES, INC.
       (Exact name of Registrant as specified in its charter)

              MARYLAND                                        38-3132038
     (State or other jurisdiction of                          (IRS Employer
     incorporation or organization)                          Identification No.)

                       6430 SOUTH QUEBEC STREET
                      ENGLEWOOD, COLORADO  80111
                            (303) 741-3707
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ---------------------
                           GARY P. MCDANIEL
                       6430 SOUTH QUEBEC STREET
                      ENGLEWOOD, COLORADO  80111
                            (303) 741-3707
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ---------------------
                              COPIES TO:
                        JAY L. BERNSTEIN, ESQ.
                            ROGERS & WELLS
                            200 PARK AVENUE
                       NEW YORK, NEW YORK  10166
                            (212) 878-8000
                        ---------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the Registration Statement as determined by market conditions.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. <checked-box> 333-28703

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square> ________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. <square>
                        ---------------------

                       CALCULATION OF REGISTRATION FEE

Title of Class of Securities     Amount to be          Proposed Maximum         Proposed Maximum Aggregate           Amount of
      Being Registered            Registered        Offering Price Per Share          Offering Price             Registration Fee
Common Stock, par value           924,979                 $29.78(a)                   $27,545,874                     $8,347.23
$.01 per share

(a) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on September 17, 1997.


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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The information in the Registration Statement filed by Chateau Communities, Inc. with the Securities and Exchange Commission (File No. 333-28703) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                             SELLING STOCKHOLDERS



      The 1,141,815 shares (the "Secondary Shares") of common stock, par value $.01 per share (the "Common Stock"), of Chateau Communities, Inc. (the "Company") referenced below include 216,836 shares previously registered by the Selling Stockholder. All of such 1,141,815 secondary shares may be offered from time to time by such Selling Stockholder who may have received such shares without registration. The following table sets forth the name of and the number and percentage of shares of Common Stock beneficially owned by the Selling Stockholder and the number and percentage of shares of Common Stock beneficially owned by the Selling Stockholder upon completion of the offerings of the Secondary Shares. Since the Selling Stockholder may sell all, some or none of his Secondary Shares, no estimate can be made of the actual aggregate number of Secondary Shares that will be offered.

                                     Shares Beneficially Owned                                 Shares Beneficially
                                        Before Offerings                                       Owned After Offerings
                                ----------------------------------                          --------------------------
NAME                                   Number of                       Shares
                                        SHARES         PERCENT         OFFERED              NUMBER          PERCENT

J. Peter Ministrelli                   2,504,476         9.0         1,141,815             1,362,661          5.1

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for a filing on Form S-3 and have duly caused this Registration Statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 23rd of September, 1997.

                                    CHATEAU COMMUNITIES, INC.

                                    By: /S/ TAMARA D. FISCHER
                                        ---------------------------------------
                                        Tamara D. Fischer
                                        Chief Financial Officer

    Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE                  TITLE                                                      DATE
/S/ JOHN A. BOLL*          Chairman of the Board of Directors                         September 23, 1997
John A. Boll

/S/ GARY P. MCDANIEL*      Director and Chief Executive Officer                       September 23, 1997
Gary P. McDaniel           (Principal Executive Officer)

/S/ C.G. KELLOGG*          Director and President                                     September 23, 1997
C.G. Kellogg

/S/ TAMARA D. FISCHER      Chief Financial Officer (Principal Financial               September 23, 1997
Tamara D. Fischer          Accounting Officer)

/S/ EDWARD R. ALLEN*       Director                                                   September 23, 1997
Edward R. Allen

/S/ GEBRAN S. ANTON, JR.*  Director                                                   September 23, 1997
Gebran S. Anton, Jr.

/S/ JAMES L. CLAYTON*      Director                                                   September 23, 1997
James L. Clayton

/S/ STEVEN G. DAVIS*       Director                                                   September 23, 1997
Steven G. Davis

/S/ JAMES M. HANKINS*      Director                                                   September 23, 1997
James M. Hankins

/S/ JAMES M. LANE*         Director                                                   September 23, 1997
James M. Lane

/S/ DONALD E. MILLER*      Director                                                   September 23, 1997
Donald E. Miller

/S/ RHONDA G. HOGAN*       Director                                                   September 23, 1997
Rhonda G. Hogan

----------------------------------------
* By Tamara D. Fischer, Attorney-in-Fact


                                 EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION

5.1         Opinion of Rogers & Wells

5.2         Opinion of Piper & Marbury L.L.P.

23.1        Consent of Rogers & Wells (included as part of Exhibit 5.1)

23.2        Consent of Piper & Marbury L.L.P. (included as part of Exhibit 5.2)

23.3        Consent of Coopers & Lybrand L.L.P.

24          Power of Attorney (included on signature page to Registration
              Statement Number 333-28703)

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